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                            CERTIFICATE OF CORRECTION
                        FILED TO CORRECT A CERTAIN ERROR
                                     IN THE
                           CERTIFICATE OF DESIGNATION
                             OF SERIES R CONVERTIBLE
                                 PREFERRED STOCK
                                       OF
                           GEOTEK COMMUNICATIONS, INC.
                     FILED IN THE OFFICE OF THE SECRETARY OF
                     STATE OF DELAWARE ON FEBRUARY 18, 1998



                  GEOTEK COMMUNICATIONS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                  1. The name of the corporation is GEOTEK COMMUNICATIONS, INC.

                  2. That a Certificate of Designation of Series R Convertible Preferred Stock was filed by the Secretary of State of Delaware on February 18, 1998, and that said Certificate requires correction as permitted by Section 103(f) of the General Corporation Law of the State of Delaware.

                  3. The inaccuracy or defect of said Certificate to be corrected is that text was erroneously inserted in Section 2 of the Certificate of Designation of Series R Convertible Preferred Stock of Geotek Communications, Inc. and that said Section 2 is hereby corrected to read, in its entirety, as follows:

                           2. Designation and Number. The designation of the
                  shares of Preferred Stock authorized by these resolutions shall be "Series R Convertible Preferred Stock" (the "Series R Preferred Stock"). The authorized number of shares constituting the Series R Preferred Stock shall be four hundred (400) shares and each share of Series R Preferred Stock shall rank equally in all respects.



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                  IN WITNESS WHEREOF, said GEOTEK COMMUNICATIONS, INC. has
caused this Certificate to be signed by Robert Vecsler, its General Counsel and Secretary on this 23rd day of February, 1998.


                                           GEOTEK COMMUNICATIONS, INC.



                                           By: /s/ Robert Vecsler
                                               ------------------------------


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